Exhibit 10.1

                                      LEASE





Parties and Addresses


                    "TAA"         TUCSON AIRPORT AUTHORITY,
                                  an Arizona nonprofit corporation
                                  Attention:   Director of Properties
                                  Tucson International Airport
                                  7005 South Plumer
                                  Tucson, Arizona 85706



                    "Tenant"      HAMILTON AEROSPACE TECHNOLOGIES,
                                  INC., a Delaware corporation d.b.a. Renegade
                                  Ventures, Inc.
                                  P.O. Box 23009
                                  Tucson, Arizona 85734-3009



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                                                                           Page
                                                                           ----
 ARTICLE I           - PREMISES                                              1
         1.1      PREM1SES                                                   1
         1.2      CONDITION OF PREMISES                                      1
         1.3      ACCESS                                                     1
 ARTICLE 2           -TERM                                                   1
         2.1      TERM                                                       1
         2.2      TERMINATION                                                1
         2.3      HOLDOVER                                                   2
         2.4      SURRENDER OF PREMISES                                      2
 ARTICLE 3          - RENT AND CONTRACT BOND                                 2
         3.1      RENT                                                       2
         3.2      COMMENCEMENT OF RENTAL OBLIGATIONS                         2
         3.3      INTEREST/ADMINISTRATIVE CHARGE                             3
         3.4      CONTRACT BOND                                              3
         3.5      ADDITIONAL CONSIDERATION                                   3
 ARTICLE 4          - CONSTRUCTION OF IMPROVEMENTS                           4
         4.1      TITLE TO IMPROVEMENTS                                      4
         4.2      APPROVAL OF PLANS, CONTRACTOR                              4
         4.3      COMPLIANCE WITH APPLICABLE REGULATIONS AND
                  APPROVED PLANS; STANDARDS OF CONSTRUCTION                  5
         4.4      COMPLIANCE WITH FAR PART 77                                5
         4.5      MECHANICS' LIENS; PAYMENT BOND                             5
 ARTICLE 5          - USE OF PREMISES                                        6
         5.1      PERMITTED USES; COVENANT To OPERATE                        6
         5.2      INDEMNITY                                                  6
         5.3      DANGEROUS CONDITIONS                                       6
         5.4      AIRCRAFT ON PREMISES                                       7
 ARTICLE 6          -INSURANCE                                               7
         6.1      INSURANCE REQUIRED OF TENANT                               7
         6.2      DEDUCTIBLE                                                 8
         6.3      MODIFICATION OF REQUIREMENTS                               8
         6.4      CERTIFICATES                                               8
         6.5      ADDITIONAL INSURANCE                                       8
         6.6      ADDITIONAL INSUREDS                                        8
         6.7      USEOFPROCEEDS                                              9
         6.8      WAIVER OF SUBROGATION                                      9
         6.9      INSURANCE BY TAA                                           9
 ARTICLE 7          - UTILITIES                                              9
         7.1      TENANT'S RESPONSIBI~ES                                     9
         7.2      TAA'S RIGHTS AND RESPONSIBILATIES                         10
 ARTICLE 8          - REPAIR AND MAINTENANCE                                10
         8.1      REPAIR AND MAINTENANCE                                    10
         8.2      CASUALTY AND RESTORATION                                  10

                                       -I-

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                               TABLE OF CONTINENTS
                                   (Continued)
ARTICLE 9                TAXES                                              10
          9.1    TENANT'S RESPONSU3ILITY                                    10
          9.2    PROTEST                                                    10
ARTICLE 10       RULES, REGULATIONS AND LAWS                                11
         10.1    COMPLIANCE WITH ALL APPLICABLE LAWS                        11
         10.2    NON-DISCRIMINATION                                         11
         10.3    AFFIRMATIVE ACTION                                         12
         10.4    FEDERAL AVIATION REGULATIONS; AIRPORT ACCESS               12
         10.6    STATE AND FEDERAL AVIATION REGULATIONS                     13
         10.7    EXCLUS1VE RIGHTS PROHIBITED                                13
         10.8    ENVIRONMBNTAL LAWS                                         13
ARTICLE 11       - SUPERIOR RIGHTS
         11.1    AGREEMENTS WITH UMTED STATES                               17
         11.2    RIGHTS OF GOVERNMENT DURING WAR OR NATIONAL
                 EMERGENCY                                                  17
         11.3    RIGHTS OF TAA                                              17
         11.4    AGREEMENTS WITH CITY OF TUCSON                             18
         11.5    ABATEMENT OF OBLIGATION TO CONSTRUCT OR REBUILD            18
         11.6    SUPERFUND CONSENT DECREE                                   18
ARTICLE 12       - RESERVATION OF AVIGATION EASEMENT
         12.1    EASEMENT                                                   18
         12.2    STRUCTURES; ELEVATION LIMIT                                19
         12.3    USE OF PREMISES                                            19
ARTICLE 13       - ASSIGNMENT AND SUBLEASE
         13.1    ASSIGNMENT PROHIBITED                                      19
         13.2    CHANGES IN OWNERSHIP                                       19
ARTICLE 14       - COMMISSIONS
         14.1    REAL ESTATE BROKER COMMISSION                              19
ARTICLE 15       - SURRENDER OF POSSESSION, CONDITION OF PREMISES
         15.1    SURRENDER                                                  20
         15.2    GOOD CONDITION                                             20
ARTICLE 16       - MISCELLANEOUS
         16.1    ENTRY UPON PREMISES; REVIEW OF RECORDS                     20
         16.2    SUCCESSORS AND ASSIGNS BOUND                               20
         16.3    ARTICLE HEADINGS                                           20
         16.4    SEVERABILITY                                               21
         16.5    APPLICABLELAW                                              21
         16.6    INDEPENDENT COUNSEL; CONSTRUCTION OF LEASE                 21
         16.7    COSTS AND ATTORNEYS' FEES                                  21
         16.8    NOTICE; TENANT CONTACT                                     22
         16.9    SURVIVAL                                                   22
         16.10   TIME IS OF THE ESSENCE                                     22
         16.11   ADDITIONAL DOCUMENTS                                       22

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                                TABLE OF CONTENTS
                                   (Continued)
        16.12     NON WAIVER                                                22
        16.13     AUTHORITY TO EXECUTE                                      23
        16.14     EFFECTIVE DATE                                            23


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     A. TAA has leased from the City of Tucson, a municipal corporation, the airport known as Tucson International Airport located in Pima County, State of Arizona (the " Airport").

     B. Tenant desires to sublease from TAA a portion of the Airport as shown on the attached Exhibit A, together with certain improvement thereon (the "Premises")

                            CONVENANTS AND CONDITIONS

                              ARTICLE 1 - PREMISES

1.1 PREMISES

     TAA does hereby demise and let unto Tenant, for its exclusive use and occupancy, and Tenant does hereby lease from TAA, the Premises, together with all improvements thereon, subject to all utility easements and rights of way that encumber the Premises.

1.2 CONDITION OF PREMISES

     Tenant accepts the Premises from TAA in As Is condition, with no warranty or representation, express or implied, of any kind, relating to the condition of the Premises or improvements thereon whether or not known or disclosed.

     Should Tenant desire any inspection report, environmental assessment, survey, creation of a legal description, drainage report, or any similar study, Tenant shall be responsible for the same at Tenant's sole expense.

1.3 ACCESS

     Tenant is granted the right of reasonable access to the Premises over such other portions of the Airport as are necessary to provide reasonable access to and from the Premises. TAA reserves the right to designate the location of such access and to change its location from time to time, as TAA deems reasonably necessary and appropriate.

                                ARTICLE 2 - TERM

2.1 TERM

     This Lease shall be a month-to-month tenancy beginning on May 1, 2003 (The "Commencement Date") and continuing until terminated.

2.2 TERMINATION

     Either party may terminate this lease (I) upon thirty (30) days' written notice to the other; (ii) upon ten (10) days' written notice in event of default; or (iii) immediately upon written notice in the event of nonpayment of rent.


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2.3 HOLDOVER

     If Tenant holds over after the termination of this Lease without the express written consent of TAA, Tenant shall become a tenant at sufferance only, at a rental rate equal to two hundred (200%) of the rent in effect upon the date of such expiration or termination, and shall be subject to the terms, covenants and conditions of this lease. Acceptance by TAA of rent after such expiration or termination, and shall be subject to the terms, covenants and conditions of this Lease. The foregoing provision of this Section are in addition to and do not affect TAA's rights fails to surrender the premises upon such expiration or termination despite TAA's demand to do so, Tenant shall indemnify and hold TAA harmless from all loss, claim or damage TAA incurs, including without limitation, a claim made by a successor tenant for failure to provide possession of the Premises and any attorney's fees and costs incurred by TAA related thereto.

     Upon the expiration or earlier termination of this Lease, Tenant shall (a) peaceably surrender the Premises and all alterations and additions thereto,
     (b) broom clean the Premises, (c) remove all trade fixtures, (d) leave the Premises in good order, repair and condition, reasonable wear and tear excepted, and (e) comply with any other provisions herein.

                       ARTICLE 3 - RENT AND CONTRACT BOND

3.1 RENT

     A. Tenant covenants and agrees to pay TAA rent beginning on the Commencement Date in an amount equal to fourteen Thousand Three Hundred Eighty-Five Dollars ($14,385.00) per month. TAA shall have the right to increase rent at any time upon thirty days written notice, provided that rent shall not exceed fair market value as established by an appraisal of the Premises.

     B. Tenant covenants and agrees to pay TAA an amount equal to the cost of procuring and maintaining property insurance for the Premises as provided in Section 6.9B.

     C. Tenant shall make a one-time payment to TAA on or before the Commencement Date in the amount of $35,321.63. If this payment is not received on or before such date, then this Lease shall automatically terminate and shall be of no farther force or effect.

3.2 COMMENCEMENT OF RENTAL OBLIGATIONS.

     The first installment of rent arid insurance premium shall be due upon the Commencement Date hereof In the event that the Commencement Date is a day other than the first day of the month, the first payment shall be prorated to reflect the number of days remaining in the applicable calendar month. Subsequent Installments shall be due, in advance, on the first day of each succeeding calendar month during the Term of this Lease. Any invoice provided by TAA is for courtesy only, and any failure of TAA to send such an invoice shall not relieve Tenant of its obligation hereunder to pay the rent in a timely manner.

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3.3 INTEREST/ADMINISTRATIVE CHARGE

     Payments not received when due shall accrue interest from the due date at the rate of one and one half percent (1.5%) per month In addition, if any payment due hereunder is more than ten (10) days past due, Tenant shall pay TAA an amount equal to five percent (5%)) of such payment as an administrative charge to help offset the administrative burden created by late payments.

3.4 CONTRACT BOND

     Tenant, on or before the Commencement Date hereof, shall furnish TAA with a valid surety bond, in an amount equal to Seventy-Five Thousand Dollars ($75,000.00) issued iii a form reasonably acceptable to TAA and by a surety company qualified to do business in the State of Arizona and acceptable and satisfactory to TAA, or such other security approved by TAA. The surety bond shall be maintained and kept by Tenant in full force and effect during the Term of this Lease and sixty (60) days thereafter and shall be conditioned to assure the faithful and full performance by Tenant of this Lease and to stand as security for the payment by Tenant of any valid claim by TAA against Tenant. The surety co1~pany may issue the performance bond for a term of one (1) year and may renew said performance bond annually; provided, however that Tenant shall deliver written notice of such renewal from the surety company to TAA no later than sixty (60) days before the stated expiration of the bond.

     As an alternative to the surety bond, Tenant shall have the option of furnishing an unconditional, irrevocable letter of credit drawn in favor of TAA upon a batik that is satisfactory to TAA and that is authorized to do business in Arizona. Such irrevocable letter of credit shall be in an amount equal to Seventy-Five Thousand Dollars ($75,000.00), shall be in a form that is satisfactory to TAA and shall remain in effect without interruption during the Term of this Lease (60). Tenant shall deliver to TAA written notice from the bank of its renewal no later than sixty (60) days before the stated expiration of the letter of credit.

3.5 ADDITIONAL CONSIDERATION

     As additional consideration for the rights and privileges herein granted to Tenant, Tenant shall, within ninety (90) days of the Effective Date:

     Submit to TAA audited financial statements for fiscal year 2002 for Tenant and Tenant's parent company, Renegade Ventures, Nev. Corp.


     B. Take all action necessary to bring the Premises and all improvements thereon into compliance with all applicable building, electrical and fire codes, including without limitation.

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          (1)  undertaking any action necessary to cure certain code
               ii}fractions identified iii a February 14, 2003 inspection and any follow-up inspections of the Premises; and

          (2) obtaining all necessary building and use permits required for the actual or intended uses of the Premises. Ii' the event Tenant is unable to obtain necessary permits, Tenant shall remove any improvements not in compliance with applicable code and restore the Premises to good condition and refrain from any use of the Premises not in compliance with applicable code.

               Any action taken hereunder with respect to modification of the improvements on the Premises shall be subject to the provisions of Article 4; and

     C. Remove from the Premises all aircraft that cannot or will not be returned to registered, certificated and airworthy condition consistent with Title 14 of the Code of Federal Regulations within ninety (90) clays of the Effective Date.

                    ARTICLE 4 - CONSTRUCTION OF IMPROVEMENTS

4.1 TITLE T'O IMPROVEMENTS

     All existing permanent improvements on the Premises are the property of TAA. Any additional permanent improvements constructed on the Premises shall, upon installation, become tlie property of TAA subject to the lease between TAA and tlie City and subject to Tenant's rights pursuant to this Lease.

4.2 APPROVAL Oil' PLANS, CONTRACTOR

     Tenant shall not construct or substantially alter or modify any buildings, structures, or other improvements on the Premises without TAA's prior written approval of its plans and specifications, which approval shall not be unreasonably withheld; provided, however that TAA shall not consent to significant capital improvements. Items of normal repair and maintenance and minor, non-structural alterations and modifications need not be submitted to TAA for approval. TAA1s approval shall not constitute an opinion or warranty that the improvements comply with local building codes or any other applicable law and Tenant shall indemnify and defend TAA from all claims relating thereto.

     Tenant shall not use a contractor, for construction on the Premises, to which TAA has reasonable objections. Tenant shall, prior to commencing any construction on the Premises, submit to TAA the name of the contractor that it proposes using for the project. If TAA does not notify Tenant, in writing, within ten (10) days thereafter, that TAA objects to the contractor, TAA will be deemed to have approved the contractor selected by Tenant. If TAA does so notify the Tenant, the Tenant will select another contractor that is acceptable to TAA. Approval of a contractor by TAA does not constitute an dndoresement of that contractor.

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4.3 COMPLIANCE WITH APPLICABLE REGULATIONS AND APPROVED PLANS;
    STANDARDS OF CONSTRUCTION

     Tenant must comply with all guidelines, rules and regulations of TAA regarding construction of any improvements on the Premises and with all applicable laws, regulations, and ordinances, whether federal, state or local, including all applicable building, electrical, and fire codes. Tenant shall indemnify and hold harmless TAA from and against any cost, expense, loss, 01. liability incurred by it as a result of any violation by Tenant of any applicable law, ordinance, or regulation in the construction of improvements on the Premises. Any improvements built by Tenant on the Premises shall comply in all respects to the plans and specifications previously approved by TAA pursuant to Section 4.2 above, and shall be constructed in a good and workmanlike manner, free of material defects.

4.4 COMPLIANCE WITH FAR PART 77

     Tenant shall comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in connection with any improvements or modification or alteration of improvements on the Premises.

4.5 MECHANICS' LIENS; PAYMENT BOND

     Tenant shall promptly pay all entities supplying labor or materials in connection with any construction by Tenant on the Premises and shall obtain waivers of mechanics and materials liens from such contractors and suppliers as a condition of such payment Tenant farther agrees to indemnify and hold TAA harmless from the imposition of any mechanics', materialmen's or other similar liens imposed against the Premises or Tenant's interest therein as a result of any action or inaction by Tenant or Tenant's employees, agents, or contractors. In the event that a hen is recorded against the Premises as a result of the construction or improvement thereof, Tenant shall cause the lien to be removed pursuant to A.R.S. ss.33-1004 within fifteen (15) days of notice to either TAA or Tenant of the lien. If Tenant fails to timely remove the lien, TAA may, but shall not be obligated to, cause the removal of the lien. Tenant shall reimburse TAA for all costs and fees incurred by TAA and associated therewith including, without limitation, attorneys' fees and costs within five (5) days of receipt of notice from TAA of such costs and expenses.

     Tenant shall, in addition, prior to commencement of any construction, require the contractor to provide a labor and materials payment bond in the full contract amount to protect claimants supplying labor and materials in connection with the construction. The bond shall comply in all respects with the requirements of A.R.S. ss. 33-1003 as it may be amended or renumbered from time to time. The bend shall be issued by a surety company acceptable to TAA and duly licensed for such undertaking in the state of Arizona and shall be accompanied by a power of attorney disclosing the authority of the person executing it on behalf of the surety. The bond shall be recorded in the office of the Pima County Recorder as required under A.R.S. 33-1003, and a copy of the bond shall be provided to the President/CEO of TAA.

                           ARTICLE 5 - USE OF PREMISES

5.1 PERMITTED USES; COVENANT TO OPERATE

     The Premises leased exclusively to Tenant hereunder may be used for: maintenance, repair, renovation, refurbishment, and upkeep of aircraft limited storage associated therewith; provided that such use(s) comply with all applicable FAA regulations, zoning restrictions, and all other applicable laws, rules and regulations, and for no other purpose, without TAA's written consent. No aircraft shall remain on the Premises in excess of ninety (90) days unless such aircraft is registered, certificated and in airworthy condition consistent with Title 14 of the Code of Federal Regulations.

     Tenant may purchase fuel for maintenance purposes from authorized providers on the Airport solely for fueling aircraft under Tenant's control.

     Tenant shall not at any time leave tile Premises vacant, but shall ii) good faith continuously throughout the Term actively conduct and carry on it business utilizing the entire Premises for the permitted use(s). Tenant acknowledges that its covenant to so operate the Premises is a material inducement to TAA's entry into this Lease on the terms and conditions provided herein.

5.2 INDEMNITY

     Tenant agrees to filly indemnity and save and hold harmless TAA and the City of Tucson from and against all claims, fines) damages, penalties, actions and all expenses, including reasonable attorneys' fees incidental to the investigation and defense thereof, related to or arising out of the use, occupancy) or maintenance of the Premises by Tenant, its agents, employees, subtenants or contractors. TAA shall give to Tenant prompt and reasonable notice of any such claims or actions against it covered by this indemnity and Tenant shall have the right to investigate, compromise and defend the same. Any counsel retained by Tenant to investigate, compromise or defend any claims, fines, damages, penalties or actions shall be acceptable to TAA in its sole and absolute discretion, and TAA expressly retains the right to join in any investigation, compromise and defense should it deem such action necessary or appropriate.

5.3 DANGEROUS CONDITIONS

     Tenant agrees to exercise reasonable care when using the Premises and all improvements thereon to discover and promptly remedy any conditions that may pose an unreasonable risk of harm to members of the general public or that may constitute a violation of law. If an unsafe, defective or dangerous condition, or violation of the law is discovered, Tenant warrants that no one other than Tenant and TAA employees, agents and representatives will be admitted to the Premises and no property belonging to any party other than Tenant and TAA will be transported to, collected at or stored upon the Premises until the unsafe, defective or dangerous condition, or violation of law is corrected.

5.4 AIRCRAFT ON PREMISES

     On or before the Commencement Date, And each month thereafter, Tenant shall provide TAA with a complete list of all tenants (or other occupants) and all aircraft based at the Premises during the previous month. For each aircraft on the Premise, Tenant shall also provide to TAA the following:
     (i) registration number, (ii) model of aircraft; (iii) name and address of aircraft owner; (iv) date aircraft arrived at Premises; and (v) evidence of FAA certification. All information shall be submitted no later than the last day of each month and shall be in a form reasonably acceptable to TAA.

                              ARTICLE 6 - INSURANCE

6.1 INSURANCE REQUIRED OF TENANT

     At all times during the Term of this Lease (except as otherwise provided), Tenant shall obtain and maintain in full force and effect, with a company or companies authorized to transact the business of insurance in the State of Arizona, of sound and adequate financial responsibility, with a rating of at least A~-, VII, from A.M. Best Co., in Best's Rating Guide, selected by Tenant and reasonably acceptable to TAA, the following insurance (either as part of any other policy or policies carried by Tenant, or separately):

          A.   Builder's Risk Insurance

               During any construction on the Premises by Tenant (whether new construction or remodeling, renovation, restoration or repair), Tenant shall keep, or cause the contractor performing such construction to keep, the improvements being built, remodeled, or restored, insured under builder's risk insurance (or similar insurance) in the amount of the cost of construction of the improvements.

          B.   Liability Insurance

               A comprehensive insurance policy or policies providing for the protection of Tenant against:

               general liability, including all direct or contingent loss or liability for damages for bodily injury, personal injury, death or damage to property, including loss of use thereof, occurring on or in ally way related to the Premises or occasioned by reason of occupancy by and the operations of Tenant or any sublessee, guest or invitee upon, in and around tbe Premises, with limits of $3,000,000 per occurrence for personal ii4ury or death or damage to property, with coverage at least as broad as that provided by INSURNCE SERVICES OFFICE COMMERCIAL GENERAL LIABILITY COVERAGE form CG0001 (Occurrence Form), and such policy or policies shall cover all of Tenant's operations on the entire Premises, including but not limited to any elevators and escalators therein and any side-walks, streets or other public ways adjoining the Premises; and

               (2) automobile liability covering owned, non-owned, leased and hired vehicles with combined single limits of no less thatn $1,000,000 per occurrence.

6.2 DEDUCTIBLE

     The deductible for any policy required hereunder shall not exceed $1,000.

6.3 MODIFCATION OF REQUIREMENTS

     TAA may adjust or increase liability insurance amounts and requirements as TAA deems reasonably necessary, or as may be required because of changes in the insurance requirements imposed by TAA's insurer or by applicable law. Tenant shall comply with such adjustments or increases within such reasonable time period as is requested by TAA.

6.4 CERTIFICATES

     Upon or prior to the commencement of the Term of this Lease and at least annually thereafter Tenant shall furnish to TAA certificates of insurance showing the amount arid type of the insurance then in effect that is required to be procured and maintained by it hereunder and stating the date and the of the policies. Tenant shall, upon request, supply TAA with certified copies of all applicable insurance policies, riders, endorsements and declaration pages. Certificates evidencing any renewal, replacement or extension of any or all of the insurance required hereunder, shall be delivered by Tenant to TAA not less than thirty (30) days prior to the expiration of any policy of insurance renewed, replaced or extended by the insurance represented by any such certificate. Each policy of insurance required hereunder shall provide for not less than thirty (30) days notice to TAA and Tenant before such policy may be canceled or materially modified.

6.5 ADDITIONAL INSURANCE

     The provisions of this Lease as to insurance required to be procured and maintained shall not limit or prohibit, or be construed as limiting or prohibiting, TAA or Tenant from obtaining any other or greater insurance with respect to the Premises or improvements thereon or the use and occupancy thereof that either or both of them may wish to carry, but in the event TAA or Tenant, as the case may be, shall procure or maintain any such insurance not required by this Lease, the cost thereof shall be at the expense of the party procuring or maintaining the same.

6.6 ADDITIONAL INSUREDS

     All insurance required by this Article shall be procured and maintained in the name of Tenant and shall add TAA and the City of Tucson as additional insureds as their interests appear. All policies required under this Article for property and builder's risk insurance shall provide for payments of the losses to Tenant and TAA as their respective interests may appear; provided that during the period of any construction, any builder's risk insurance carried pursuant hereto may provide for payment to the contractor, as its interest may appear.

6.7 USE OF PROCEEDS


     Proceeds of any liability and property damage insurance required under this Article shall be applied toward extinguishing, satisfying or remedying the liability, loss or damage with respect to which such proceeds may be paid.

6.8 WAIVER OF SUBROGATION

     Each party hereto waives all claims for recovery from the other party for any loss damage to any of its property on the premises insured under valid and collectible insurance policies to the extent of recovery collected from such policies. The parties agree that all material insurance policies shall be endorsed with a clause which waives subrogation against the other party.

6.9 INSURANCE BY TAA

     A. TAA may, upon written notice to Tenant, procure and maintain any or all of the insurance required of Tenant under this Article. In such event, all costs of such insurance procured and maintained by TAA on behalf of Tenant shall be the responsibility of Tenant and shall be fully reimbursed to TAA within ten (10) business days after TAA advises Tenant of the cost thereof

     B. TAA may procure and maintain insurance against loss or damage to any improvements on the Premises to the full insurable value of the improvements as determined by a recognized appraiser or insurer selected by TAA. The insurance procured hereunder may be procured and maintained as part of or in conjunction with any other policy or policies carried by TAA. Tenant shall fully reimburse TAA for the cost of such insurance attributable to the Premises as provided in Section 3.lB. Proceeds of insurance procured under this Section 6.9B shall be payable to TAA.

                              ARTICLE 7 - UTILITIES

7.1 TENANT'S RESPONSIBILITILIES

     Tenant shall, at no cost or expense to TAA, provide any public utility, water and sewage lines and connections that are needed in connection with any buildings, structures or other improvements placed on the Premises by Tenant and shall be responsible for the maintenance of such lines and connections. If requested in advance to do so by Tenant, TAA will grant reasonable rights-of-way on or across the Airport to suppliers of public utility services for the purpose of supplying Tenant with such services, but TAA reserves the right to designate the lands along which such rights-of-way shall be granted so as to cause the least inconvenience in the operation of the Airport and other Airport tenants. Tenant shall pay for all utility services supplied to the Premises.

7.2 TAA'S RIGHTS AND RESPONSIBILITIES

     Notwithstanding the execution of this Lease, TAA retains the right to the continued use of such utility lines and services as are presently on the Premises and the right to repair the same when necessary in TAA's sole discretion, including but not limited to any utility easements on the Premises. TAA shall conduct such repairs in such a manner and at such times as to not unreasonably interfere with Tenant's operations.

                       ARTICLE 8 - REPAIR AND MAINTENANCE

8.1 REPAIR AND MAINTENANCE

     Tenant shall, at no expense to TAA, maintain and repair the Premises and all improvements located thereon (including any structural components thereof) and shall keep the same in a neat, clean, safe condition and in a manner that is compatible with all other nearby Airport properties, and in compliance with all applicable laws, rules, regulations and orders. The standards of upkeep, maintenance and repair of utility systems, buildings and the Premises shall in any event be not less than the standards followed by TAA for similar buildings and premises devoted to the same or similar use. Representatives of TAA shall have the right to conduct an annual inspection, accompanied by a representative of Tenant, for the purpose of verifying Tenant's compliance with its maintenance and repair obligations. TAA shall notify Tenant in writing of any deficiencies, and Tenant will promptly remedy the same. TAA shall be furnished with follow up inspections to verify that the additional work has been done. This shall not limit TAA's rights under Section 16.1.

8.2 CASUALTY AND RESTORATION

     TAA may, but shall not be required to, maintain insurance against loss or damage to the Premises as provided in Section 6.9B, but TAA shall have no obligation to repair the Premises in the event of casualty or damage thereto. In the event that any such casualty renders the Premises unsafe or untenantable, this Lease shall terminate immediately.

                                ARTICLE 9 - TAXES

9.1 TENANT'S RESPONSIBILITY

     Tenant shall pay before delinquency any and all taxes levied or assessed
     (i) against the Premises; (ii) against or by reason of personal property located in, on or about the Premises; (iii) because of Tenant's right to possession of the Premises and improvements thereon (iv) by any government body as the result of Tenant's operations; and (v) as the result of rentals payable under this Lease. All such taxes and assessments for partial years shall be apportioned and adjusted on a time basis.

9.2 PROTEST

     Tenant shall have the right at its own cost and expense to contest the amount or validity of any such tax or assessment and to bring or defend any actions involving the amount or validity of any such tax or assessment in its own name or, if necessary, in the name of TAA; provided that , if unsuccessful, Tenant shall pay and discharge any such tax or assessment so contested, together with any penalties, fines, interest, costs and expenses, including reasonable attorneys' fees, that may result from any such action by Tenant, and provided that, pending resolution of the protest, Tenant shall take any actions necessary (including conditional payment of the amount in dispute) to prevent the attachment or accrual of any tax lien or penalty.

                    ARTICALE 10 - RULES, REGULATIONS AND LAWS

10.1 COMPLIANCE WITH ALL APPLICABLE LAWS

     Tenant and all persons operating under tile rights granted hereby shall observe and obey all reasonable and lawful rules and regulations with respect to the use of the Airport which have been or may in the future be adopted by TAA and shall further abide by all applicable laws, statues, ordinances, rules, orders, and regulations of all governing bodies which are now in effect or which may hereafter be put into effect, including without limitation payment of employee payroll taxes.

10.2 NON-DISCRIMINATION

     A. Non-Discrimination Covenants

          (1) The Tenant for himself, his heirs, personal representatives, subtenants, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree, as a covenant running with the land, that in the event improvements are constructed, maintained, or otherwise operated on the Premises for a purpose for which a Department of Transportation ("DOT") program or activity is extended or for another purpose involving the provision of similar services or benefits, Tenant shall maintain and operate such improvements and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally- Assisted Program of the Department of Transportation- Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

          (2) The Tenant for himself, his personal representatives, successors in interest, and assigns, as a part of the consideration hereof does hereby covenant and agree, as a covenant running with the land that: (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of or be otherwise subjected to discrimination in the use of said improvements, (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of or otherwise be subject to discrimination, (3) that Tenant shall use the Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Non-discrimination in Federally-Assisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulation may be amended.

          (3) Tenant shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service provided that Tenant may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

     B. Non-Compliance

          Non-compliance with a provision of this Section shall constitute a material breach hereof and in the event of such non-compliance TAA. shall have the right to terminate this Lease and the estate hereby created without liability therefore or at the election of TAA or the United States, either or both shall have the right to judicially enforce these provisions.

     C. Subleases

          Tenant agrees that it shall insert the provisions of this Section in any sublease or other agreement by which Tenant grants a right or privilege to any person, firm or entity to render accommodations and/or services to the public on the Premises subleased.

10.3 AFFIRMATIVE ACTION

     To the extent such regulations and laws are applicable to Tenant, Tenant assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. Tenant assures that it will require that its covered suborganizations provide assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effort.

10.4 FEDERAL AVIATION REGULATIONS; AIRPORT ACCESS

     Tenant and all persons operating under the rights granted hereunder shall comply with all applicable Federal laws and Federal Aviation Regulations with respect to aircraft operations and airport security at the Airport. Tenant shall at all times take all reasonable steps to control, police and regulate the use of the Premises and of the Airport premises to prevent unauthorized persons and the general public from obtaining access to the Airport. Such steps by Tenant shall include, but not be limited to, steps requested by TAA and those required under Federal regulations. Tenant must secure the Premises so that there is no inadvertent or purposeful unauthorized entry in or upon the Airport by people, vehicles, or animals.

10.5 FAR PART 139; SAFETY STANDARDS AND INSPECTIONS

     Tenant and all persons operating under the rights granted hereunder shall comply with Part 139 of the Federal Aviation Regulations with respect to airport operations and safety, and shall comply with the standards established by TAA pursuant to Part 139. Tenant shall at all times take reasonable steps for the safe handling of aviation fuel and such steps shall include, but not be limited to, steps requested by TAA and those required under Federal Regulations. Tenant shall take immediate Corrective action upon notice from TAA of noncompliance with Part 139 or with the standards established pursuant thereto. Tenant shall permit TAA to physically inspect the Premises for purposes of determining Tenant's compliance with FAR 139 and this Section.

10.6 STATE AND FEDERAL AVIATION REGULATIONS

     Tenant will conduct its operations and activities on the Airport so as to conform to all applicable regulations of the United States Department of Transportation and the Aeronautics Division of the Arizona Department of Transportation.

10.7 EXCLUSIVE RIGHTS PROIIIBITED

     It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of 49 U.S.C. ss. 40103(e).

10.8 ENVIRONMENTAL LAWS

     A. Definitions

          (1) "Environmental Laws means any and all laws, rules, regulations, regulatory agency guidance's and policies, ordinances, applicable court decisions, and airport guidance documents, directives, policies (whether enacted by any local, state or federal governmental authority, or by TAA) now in effect or hereafter enacted that deal with the regulation or protection of the environment (including the ambient air, ground water, surface water, waste handling and disposal, and land use, including substrata land), or with the generation, storage, disposal or use of chemicals or substances that could be detrimental to human health, the workplace, the public welfare, or the environment.

          (2) "Extremely Hazardous Substances" means any substance or material designated by the United States Environmental Protection Agency as an "extremely hazardous substance" under either Section 302(a)(2) of the Superfund Amendments and Reauthorization Act ("SARA") (42 U.S.C. ss.I 1002(a)(2)) or any other Environmental Law.

          (3) "Hazardous Material" means all substances, materials and wastes that are, or that become regulated under, or that are classified as hazardous or toxic or a "contaminant" or "pollutant" under any Environmental Law (including, but not limited to, Extremely Hazardous Substances and Toxic Chemicals).

          (4) "Release" means any releasing, abandoning, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping.

          (5)  'Toxic Chemicals" means any substance or material subject to
               Section 313 of SARA (42 U.S.C. ss. 11023) or the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., or any comparable Environmental Law.

     B. Compliance

          (1) Compliance with Environmental Laws Generally. Tenant, at its own expense, shall ensure that Tenant and Tenant's agents, employees, contractors, invitees, sublessees, and any third party that comes in contact with the Premises comply with all present and hereafter enacted Environmental Laws, arid any amendments its thereto, affecting operations on the Premises. In the event of a conflict between tins provision and the mandate set forth in Paragraph 10.1, above, the interpretation most favorable to TAA shall apply.

          (2) Governmental Submittals. Tenant shall timely, at Tenant's own cost and expense, mlake all submissions to, provide all information to, and comply with all requirements of any governmental authority having jurisdiction (the "Government") under the Environmental Laws with respect to any activity or operation on the Premises during the term of this Lease, including, but not limited to, timely submittal of permit applications and renewals, notices, and approvals. Should the Government determine that an environmental investigation of any kind and/or a cleanup plan be prepared or that a cleanup should be undertaken because of any Release or threat of a Release of Hazardous Materials at the Premises which occurs or may have occurred during the term of this Lease, regardless of whether Tenant caused the Release by any act or omission, then Tenant shall promptly and timely, at Tenant's own cost and expense, prepare and submit the required plans and financial assurances, and carry out the approved plans in accordance with all requirements of the Government.

          (3) Information Sharing. Tenant shall provide to TAA a copy of any and all information, reports, and applications submitted to the Government as described in Paragraph l0.8B(2), whether such submittal is routine with respect to any regulatory refinement or in response to a Release or threatened Release of any Hazardous Material, and whether the impetus for such submittal is generated by Tenant, or by an inquiry or action by the Government or another third party. At no cost or expense to TAA, Tenant shall promptly provide all information requested by TAA to determine the applicability of the Environmental Laws to the Premises, or to respond to any governmental investigation or to respond to any claim of liability by third parties which is related to environmental conditions on or adjacent to the Premises. Tenant shall immediately notify TAA of any correspondence or communication from any governmental authority regarding the application of Environmental Laws to the Premises or Tenant's operation on the Premises.

          (4) Change in Use of Premises. Tenant shall immediately notify TAA of any change in tenant's operation on the Premises that will change or has the potential to change the nature or extent of Tenant's or TAA's obligations or liabilities under the Environmental Laws.

     C. Hazardous Materials

          (1) No Violation. Tenant shall not cause or permit any Hazardous Material to be used, generated, manufactured, produced, stored, brought upon, or Released, on, under or about the Premises, or transported to and from the Premises, by Tenant, its agents, employees, contractors, invitees, sublessees or any third party in violation of any Environmental Law, provided that, in no circumstances shall Tenant cause or permit any Extremely Hazardous Substance or Toxic Chemical to be used, generated, manufactured, produced, stored, brought upon, or Released, on, under or about the Premises, or transported to and from the Premises. Tenant shall promptly notify TAA of any action or condition that is contrary to any prohibition in the previous sentence.

          (2) Cleanup. Without limiting the foregoing, if the presence of any Hazardous Material introduced in, on, under or about the Premises during the term of this Lease by any person results in any adverse impact whatsoever to the value, condition, operations, or activities of the Premises, including the environment on, under, or about the Premises, Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that TAA's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse effect on the Premises. In the event Tenant shall fail timely to commence or cause to be commenced or fail diligently to prosecute to completion such actions as are necessary to return the Premises to the conditions existing prior to the introduction of any Hazardous Material to the Premises, TAA may, but shall not be obligated to, cause such action to be performed, and all costs and expenses (including, without limitation, attorneys' fees) thereof or incurred by TAA in connection therewith shall be paid by Tenant promptly upon demand.

     9. Clean Water Act

          Non-Stormwater Discharges. Notwithstanding Paragraph 10.8(B)(1), Tenant shaI1 not cause or permit any direct discharge of non-stormwater flows under a National Pollutant Discharge Elimination System ("NPDES") permit unless specifically authorized in writing by TAA.

          (2) Stormwater Discharges. Notwithstanding Paragraph 10. 8(B)( 1), any discharge of stormwater by Tenant or from Tenant's operations at the Premises shall comply with the NPDES Storm Water Multi-Sector General Permit ("MSGP") for industrial activities and with any multi-sector permit obtained by TAA. Tenant shall timely submit a Notice of Intent to TAA indicating that it is subject to the TAA permit. Tenant shall timely prepare a Storm Water Pollution Prevention Plan ("SWPPP") that conforms to TAA's SWPPP and that covers Tenant's operations or activities at the Premises. Tenant shall be solely responsible for all fees, assessments, and other costs charged by any governmental authority in connection with the issuance of any permit or any inspection or related event in connection with the NPDES MSGP or with respect to the Premises.

          E. Indemnity

               Tenant shall indemnify, defend and hold harmless TAA, its successors and assigns, its employees, agents and attorneys from and against any and all liability, loss, damage, expense, penalties and costs (including legal and investigation fees or costs) arising from or related to any claim or action for injury, liability, breach of warranty or representation, or damage to persons or property and any and all claims or actions brought by any party or governmental authority of any kind, alleging or arising in connection with (i) contamination of or adverse effects on the environment (whether known, alleged, potential, or threatened), or (ii) alleged or potential violation of any Environmental Law or other statute, ordinance, rule, regulation, judgment or order of any government or judicial entity which are brought as a result (whether in part or in whole) of any activity or operation on or Release from the Premises (caused in whole or in part by any person or entity other than TAA) during the term of this Lease. This obligation includes but is not limited to all costs and expenses related to investigation and/or cleaning up the Premises and all land, soil and underground or surface water as required under the law. Tenant's obligations and liabilities under this paragraph shall continue so long as TAA bears any liability or responsibility under the Environmental Laws for any action that occurred on the Premises during the term of this Lease. This indemnification of TAA by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material located on the Premises or present in the soil or ground water on, under or about the Premises. The parties agree that TAA's right to enforce Tenant1s promise to indemnify is not an adequate remedy at law for Tenant's violation of any provision of this paragraph; TAA shall have all the rights and remedies set forth in this Lease as well as all other rights and remedies provided by law.

          F. Subtenants

               Tenant shall insert the provisions of this section in any lease agreement or contract by which it grants a right or privilege to any person, firm or corporation under this Lease.

                          ARTICLE 11 - SUPERIOR RIGHTS

11.1 AGREEMENTS WITH UNITED STATES

     This Lease shall be subordinate to the provisions and requirements of any existing or future agreement between TAA and the United States, relative to the development, operation or maintenance of the Airport.

11.2 RIGHTS OF GOVERNMENT DURING WAR OR NATIONAL EMERGENCY

     This Lease and all the provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of the Airport or the exclusive or non-exclusive use of the Airport by the United States during the time of war or national emergency.

     Tenant and TAA recognize that during the time of war or national emergency the City of Tucson, owner of the Airport, has the right to enter into agreements with the United States government for military or naval use of part or all of the Airport. If any such agreement is executed by the City of Tucson, the provisions of this Lease, insofar as they are inconsistent with the provisions of any agreement so made by the City of Tucson with the United States government, shall be subject to the terms of such agreement and Tenant shall have no claim against TAA or the City of Tucson for any loss or damage sustained by Tenant because of the making of such agreement by the City of Tucson. In such event, however, the amounts, if any, payable from the City of Tucson or the United States for improvements placed on the Premises by Tenant shall be paid to Tenant if this Lease is in effect at the time of such taking.

11.3 RIGHTS OF TAA

     TAA reserves the right to further develop or improve the landing area of the Airport as it sees fit, regardless of the desires or view of Tenant and without interference or hindrance from Tenant, its agents, employees, subtenants or other occupiers of the Premises.

     TAA reserves the right, but shall not be obligated to Tenant, to maintain and keep in repair the landing area of the Airport and all publicly-owned facilities of the Airport, together with the right to direct and control all activities of Tenant in this regard.

11.4 AGREEMENTS WITH CITY OF TUCSON

     This Lease is subject to the existing lease between TAA and the City of Tucson, and to the provisions of any existing or future agreement between the City of Tucson and TAA.

11.5 ABATEMENT OF OBLIGATION TO CONSTRUCT OR REBUILD

     Inasmuch as this Lease contains certain provisions concerning repairs, replacement and rebuilding of damaged or destroyed buildings, construction of buildings, quiet enjoyment and other related causes applicable to the parties to this Lease, and inasmuch as the Premises constitute a portion of a public Airport, it is agreed that the parties hereto shall not be required to repair, replace, rebuild or construct ally building or portion of any building so long as the obligated party is prevented from so doing by action of the United States government or any agency or department thereof

11.6 SUPERFUND CONSENT DECREE.

     The Premises are part of a site, as more particularly defined in the below-described Consent Decree (the 1'Site"), that is the subject of that certain Civil Action No. 99--3 13 TUC WDB, United States of America V.

     Tucson Airport Authority, City of Tucson, United States Air Force, General Dynamics Corp., McDonnell Douglas Corporation, in the United States District Court for the District of Arizona, brought pursuant to Sections 106 and 107 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss.9606 and 9607. The United States Environmental Protection Agency ("EPA") has selected certain remedial actions to be carried out on the Site (including the Premises) pursuant to that certain "Record of Decision, Tucson International Superfund Site, Tucson, Arizona, Airport Property - Soils and Shallow Groundwater Zone, Burr-Brown Property - Soils, Former West-Capt Property - Soils" signed on September 30, 1997 (the "ROD"). The City, TAA and certain other parties (collectively, the "Settling Defendants") and EPA have entered into that certain Consent Decree, which was entered by the United States District Court in the above-described action on February 17, 2000 (the "Consent Decree"), which grants EPA certain access, enforcement, and other rights with respect to the Site, and imposes on Settling Defendants certain obligations regarding implementation of the remedial action selected in the ROD. This Sublease is subject to the Consent Decree and the rights and obligations of the parties thereto, including the obligation of Settling Defendants to undertake the remedial actions described therein with respect to the Site, and the right of the EPA to access the Site to inspect and enforce compliance with the Consent Decree.

                 ARTICLE 12 - RESERVATION OF AVIGATION EASEMENT

12.1 EASEMENT

     There is hereby reserved to TAA for the ~se and benefit of aircraft using the Airport a right of flight for the passage of aircraft in the airspace above the uppermost surface of the Premises, together with the right to cause such noise as may be inherent in the operation of any aircraft now known or hereafter used for navigation of or flight in said airspace, or landing at, or taking off from, or operating on the Airport.

12.2 STRUCTURES; ELEVATION LIMIT

     Tenant, by accepting this Lease, expressly agrees for itself, its successors and assigns that it will not erect nor permit the erection of any structure or object, nor permit the growth tree on the Premises that exceeds the mean sea level elevations contained in 14 CFR Part 77 or amendments thereto, or interferes with the runway and/or taxiway "line of sight" of the control tower. In the event the ~~foresaid covenants are breached, TAA reserves the right to enter upon the Premises and to remove the offending structure or object and cut the offending tree, all of which shall be at the expense of Tenant.

12.3 USE OF PREMISES

     Tenant, by accepting this Lease agrees for itself, its successors and assigns that it will not make use of the Premises in any manner which might interfere with the landing and taking off of aircraft from the Airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, TAA reserves the right to enter upon the Premises and cause the abatement of such interference at the expense of Tenant.

                      ARTICLE 13 - ASSIGNMENT AND SUBLEASE

13.1 ASSIGNMENT PROHIBITED

     Tenant shall not, directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the premises or any portion thereof ("Sublease").

13.2 CHANGES IN OWNERSHIP

     Any sale or other transfer, including transfer by consolidation, merger or reorganization, of twenty-five percent (25%) or more of the voting stock or membership interests of Tenant in a single or related transactions, if Tenant is a corporation or limited liability company, or any sale or other transfer of twenty-five percent (25%) or more of the partnership interest in Tenant, if Tenant is a partnership, shall be deemed to be an Assignment for purposes of this Section. As used in this subsection, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligation under this Lease, and the prohibition hereof shall be applicable to any sales or transfers of stock or partnership interests of said guarantor.

                            ARTICLE 14 - COMMISSIONS

14.1 REAL ESTATE BROKER COMMISSION

     Tenant warrants that they have not dealt with any brokers, real estate agents or licensees or finders with respect to this transaction and the Premises and that there are no real estate commissions owing, except as specifically disclosed by Tenant and otherwise provided for herein. If Tenant has dealt with any person or real estate broker with respect TO LEASING OR RENTING THE Premises, Tenant shall be solely responsible for the payment of any sum due such person or firm and Tenant shall indemnify and hold TAA harmless from any liability in respect thereto, including attorney's fees and costs incurred by TAA.

                      ARTICLE 15 - SURRENDER OF POSSESSION,
                              CONDITION OF PREMISES

15.1 SURRENDER

     Upon the expiration or earlier termination of this Lease or any extensions thereof, all rights herein granted to Tenant shall cease and terminate and Te1iant shall forthwith surrender the Premises to TAA.

15.2 GOOD CONDITION

     The Premises shall be returned to TAA in as good condition as at the time of occupancy by Tenant, together with any improvements made by Tenant, except as otherwise provided in this Lease and except for ordinary wear and tear. Tenant shall remove any and all personal property, including portable buildings, signs, trade fixtures, machinery and equipment from the Premises and Tenant shall repair any damage caused by such removal. Any personal property remaining in the Premises after expiration or termination may be removed, sold or destroyed by TAA at Tenant's expense.

                           ARTICLE 16 - MISCELLANEOUS

16.1 ENTRY UPON PREMISES; REVIEW OF RECORDS

     TAA may enter upon the Premises subleased exclusively to Tenant hereunder at any reasonable time, for any purpose necessary, incidental to or connected with the exercise of its governmental functions, or to inspect the Premises for compliance with all applicable laws, rules, regulations and covenants hereunder or to prevent waste, loss or destruction. TAA shall have the right to review such records and documentation as shall demonstrate compliance with the terms of this lease, including without limitation, maintenance logs and records for aircraft on the premises evidencing that the aircraft is registered, certificated and in airworthy condition.

16.2 SUCCESSORS AND ASSIGNS BOUND

     All the terms, covenants and conditions of this Lease shall extend to and bind the successors and assigns of the respective parties hereto.

16.3 ARTICLE HEADINGS

     The article headings contained herein are for convenience and reference and are not intended to define or limit the scope of any provisions of this Lease.

16.4 SEVERABILTY

     If any term or condition of this Lease shall be deemed to be invalid or unenforeceable, all other terms and condition shall remain in full force and effect.

16.5 APPLICABLE LAW

     The terms and condition of this Lease shall be interpreted in accordance with the laws of the State of Arizona.

16.6 INDEPENDENT COUNSEL; CONSTRUCTION OF LEASE

     TAA and Tenant each acknowledge that they have been represented by independent counsel in connection with the preparation and review of this Lease and that the fact that this Lease was prepared by TAA's counsel as a matter of convenience shall have no import or significance. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Lease. No remedy or election given by any provisions of this Lease shall be deemed exclusive unless so indicated, but each shall, whenever possible, be cumulative with all other remedies in law or equity. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land for the duration of the Term or any extensions thereof Whenever the content

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     of any provision shall require it, the singular number shall be held to include the plural number and vice versa. The form of this Lease contemplates that Tenant will be an entity and not one or more natural persons. If Tenant is one or more natural persons, then all pronouns referring to Tenant shall be deemed to be appropriately changed to fit those circumstances.

16.7 COSTS AND ATTORNEYS' FEES

     A. TAA'S Review

          Tenant shall pay the expenses (including reasonable attorneys' fees and the fees of other consultants) incurred by TAA in drafting, negotiating and reviewing any of the documents (including, but not limited to, subleases, and plans and specifications of any improvements to be constructed by Tenant) for which TAA's approval is required by the terms hereof.

     B. Enforcement of Rights

          The non-prevailing party shall promptly pay to the prevailing party, upon demand, all costs and other expenses paid or incurred by the prevailing party (including, without limitation, reasonable attorney's fees) in enforcing or exercising its rights or remedies created by, connected with or provided for in this Lease, whether or not any action or proceeding is brought (including, without limitation, all such costs, expenses and fees incurred in connection with any bankruptcy, receivership, or other court proceedings [whether at the trial or the appellate level)).

16.8 NOTICES; TENANT CONTACT

          Except as provided below with respect to emergencies, notice to either party shall be sufficiently served if it is in writing and is physically delivered; sent by certified mail, postage prepaid,; or sent by facsimile transmission, to such party at the address set forth on the first page of this Lease, or to such other location as shall be provided by such party in writing from time to time.

          Service of any notice or demand by physical delivery shall be deemed complete upon the date of delivery. Service of any notice or demand by certified mail shall be deemed complete at the expiration of three (3) days after the date of the certified mailing if mailed within the continental United States. Service by facsimile transmission shall be deemed complete upon the date of transmission if an automatically generated confirmation slip shows the transmission to have been initiated prior to 4 p.rn., Tucson time, and otherwise on the following day.

          Tenant shall also provide to of a representative of Tenant the event of an emergency, Tenant.

16.9 SURVIVAL

     TAA, in writing, the name, address and telephone number(s) who TAA can contact, 24 hours per day, 7 days a week, in which individual shall be authorized to act on behalf of


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16.10 TIME IS OF THE ESSENCE

     Indemnities of either party set forth herein shall survive termination of this Lease. Time is of the essence in the performance of this Lease.

16.11 ADDITIONAL DOCUMENTS

     Each party agrees to perform any further acts arid to execute and deliver any farther documents which may be reasonably necessary to carry out the tem~ of this Lease.

16.12 NON-WAIVER

     No waiver of any condition expressed in this Lease shall be implied by any neglect of TAA to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by TAA from Tenant after the termination in any way of this Lease or Tenant's rights hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, TAA may receive and collect any rent or other sums due, and such payment shall not waive or affect said notice, suit or judgment.

16.13 AUTHORITY TO EXECUTE

     Each party represents and warrants to the other that it has the right and authority to enter into this Lease

16.14 EFFECTIVE DATE

     This Lease shall be effective as of the date upon which both parties have executed below ("Effective Date").

     IN WITNESS WHEREOF the parties have executed this Lease as of the day and year first above written.

                              TUCSON AIRPORT AUTHORITY, INC., an
                              Arizona nonprofit corporation

                              HAMILTON AEROSPACE TECHNOLOGIES, INC., a Delaware corporation d.b.a. Renegade Ventures, Inc.
                              Name:
                                    --------------------------------------------